Exhibit 99.(a)(1)(K) Form of emails to be distributed on the Exchange Date
CFO Communication Email to employees who did not participate in the Exchange Offer
Dear Fellow QADers,
IMPORTANT : QAD Equity Exchange Program — Offer Period is Closed
As you know, QAD’s stockholders approved a one-time stock option and stock-settled stock appreciation right exchange program (the “Exchange Program”). Under the Exchange Program, eligible employees could choose to exchange certain options (the “Options”) and stock-settled stock appreciation rights (the “SARs”) for new stock appreciation rights covering fewer shares at a lower exercise price. The period during which you could participate in the Exchange Offer closed at 9:00 p.m. Pacific Time on July 15, 2009. So if you have not already submitted an election to participate in the Exchange Program, you may no longer do so. Also, you may no longer change a prior withdrawal.
According to our records, you have not submitted an election to participate in the Exchange Program or if you submitted an election, you withdrew it. Because you did not participate in the Exchange Program, you will continue to hold your existing Options and/or SARs at their current exercise price and they will continue to vest based on their original terms.
Regards,
Daniel

CFO Communication Email to employees who participated in the Exchange Offer but not all of whose Options/SARs were accepted
Dear Fellow QADers,
IMPORTANT : QAD Equity Exchange Program — Offer Period is Closed
As you know, QAD’s stockholders approved a one-time stock option and stock-settled stock appreciation right exchange program (the “Exchange Program”). Under the Exchange Program, eligible employees could choose to exchange certain options (the “Options”) and stock-settled stock appreciation rights (the “SARs”) for new stock appreciation rights covering fewer shares at a lower exercise price (the “New SARs”). The period during which you could participate in the Exchange Offer closed at 9:00 p.m. Pacific Time on July 15, 2009. So you may no longer change an election or submit a withdrawal with respect to the Exchange Program.
At least one, but not all, of the Options and/or SARs you elected to exchange had an exercise price higher than $___, the July 16, 2009 closing price of QAD common stock, and was outstanding at the close of the Exchange Offer (the “Underwater Options/SARs”). QAD has accepted for exchange, and cancelled, all Underwater Options/SARs. The exchange of the Underwater Options/SARs for New SARs occurred on July 16, 2009 and you will be notified of the details of your New SARs and provided a link to your New SAR agreement in an email we anticipate sending to you no later than July 21, 2009. The exercise price of your New SARs is $___, the July 16, 2009 closing price of QAD common stock.
Though your Underwater Options/SARs were accepted for exchange, QAD has not accepted all of your Options and/or SARs. Certain of your Options and/or SARs were not accepted because (i) they had an exercise price equal to or lower than $___, the July 16, 2009 closing price of QAD common stock, or (ii) the Options and/or SARs you submitted for exchange were no longer outstanding at the close of the Exchange Offer. If they are still outstanding, you will continue to hold your existing Options and/or SARs at their current exercise price and they will continue to vest based on their original terms.
Regards,
Daniel

CFO Communication Email to employees who participated in the Exchange Offer all of whose Options/SARs were accepted
Dear Fellow QADers,
IMPORTANT : QAD Equity Exchange Program — Offer Period is Closed
As you know, QAD’s stockholders approved a one-time stock option and stock-settled stock appreciation right exchange program (the “Exchange Program”). Under the Exchange Program, eligible employees could choose to exchange certain options (the “Options”) and stock-settled stock appreciation rights (the “SARs”) for new stock appreciation rights covering fewer shares at a lower exercise price (the “New SARs”). The period during which you could participate in the Exchange Offer closed at 9:00 p.m. Pacific Time on July 15, 2009. So you may no longer change an election or submit a withdrawal with respect to the Exchange Program.
All of the outstanding Options and/or SARs you elected to exchange had an exercise price higher than $___, the July 16, 2009 closing price of QAD common stock (the “Underwater Options/SARs”). QAD has accepted for exchange, and cancelled, all Underwater Options/SARs. The exchange of the Underwater Options/SARs for New SARs occurred on July 16, 2009 and you will be notified of the details of your New SARs and provided a link to your New SAR agreement in an email we anticipate sending to you no later than July 21, 2009. The exercise price of your New SARs is $___, the July 16, 2009 closing price of QAD common stock.
Regards,
Daniel